Exhibit 99.1

CCC Announces $500 Million Share Repurchase Authorization and $300 Million Accelerated Share Repurchase Program

CHICAGO – Dec. 12, 2025 – CCC Intelligent Solutions Holdings Inc. (“CCC” or the “Company”) (NASDAQ: CCC), a leading SaaS platform provider for the multi-trillion-dollar insurance economy, today announced that its Board of Directors has authorized a new share repurchase program of up to $500 million of the Company’s outstanding common stock. This new authorization follows the $300 million program announced in December 2024, which has been fully utilized.

Under this authorization, the Company has entered into an accelerated share repurchase program (the “ASR”) with Bank of America, N.A., to repurchase an aggregate of $300 million of its common stock, funded with incremental term loans borrowed under the Company’s amended credit agreement. Under the program CCC will receive initial delivery of approximately 33.2 million shares, representing approximately 80% of the shares expected to be repurchased. The specific number of shares to be repurchased in the transaction will be generally based on the volume weighted average price of the Common Stock during the term of the program less a discount. Completion of the ASR is expected by the end of the second quarter of 2026.

Under the $500 million authorization, the Company may repurchase shares through open market purchases, privately negotiated transactions, or accelerated share repurchases. The program does not obligate the Company to repurchase shares, and the timing and amount of any repurchases will depend on market conditions, available capital resources, management’s discretion, securities law limitations, and other factors. After giving effect to the ASR, CCC will have $200 million of remaining capacity under the new authorization for additional repurchases, which may be funded from available liquidity and free cash flow.

“This new authorization and accelerated share repurchase underscore our confidence in CCC’s long-term growth trajectory, robust free cash flow and disciplined approach to capital allocation,” said Githesh Ramamurthy, Chairman & CEO of CCC. “Our strong balance sheet gives us the flexibility to continue to innovate for our customers and invest in the business while also delivering returns to shareholders.”

About CCC Intelligent Solutions

CCC Intelligent Solutions Inc. (CCC), a subsidiary of CCC Intelligent Solutions Holdings Inc. (NASDAQ: CCC), is a leading SaaS platform provider for the multi-trillion-dollar insurance economy, creating intelligent experiences for insurers, repairers, automakers, part suppliers, and more. The CCC Intelligent Experience (IX) Cloud™ platform, powered by proven AI and an innovative event-based architecture, connects more than 35,000 businesses to power customized applications and platforms for optimal outcomes and personalized experiences that just work. Through purposeful innovation and the strength of its connections, CCC technologies empower the people and industry relied upon to keep lives moving forward when it matters most. Learn more about CCC at www.cccis.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, future events, goals, plans and projections regarding the Company’s financial position, results of operations, market position, product development and business strategy. Such differences may be material. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our ability to service our indebtedness; and other risks and uncertainties, including those included under the header “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”), which can be obtained, without charge, at the SEC’s website (www.sec.gov), and in our other filings with the SEC. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Bill Warmington
VP, Investor Relations, CCC Intelligent Solutions Inc.
312-229-2355
IR@cccis.com

Media Contact:

Michelle Hellyar
Senior Director, Public Relations, CCC Intelligent Solutions Inc.
mhellyar@cccis.com